Exhibit 10.2

As translated from the original agreement in Spanish

IVAN TORREALBA ACEVEDO

NOTARY PUBLIC

HUERFANOS 979 OF. 501 - SANTIAGO

AT RECORD N° 12.475 - 12 NUMBER OF COPIES: 3

MASTER CONTRACT

PROMISE OF SALE OF REAL PROPERTY, MINING CLAIMS AND WATER RIGHTS

AND

LEASE CONTRACT OF MAIN PIT LO AGUIRRE

AND

ASSETS CONCESSION CONTRACT

OF

“PROCESAMIENTO DE RELAVES PUDAHUEL LIMITADA”

TO

“NUEVA PUDAHUEL S.A.”

IN SANTIAGO DE CHILE, on the eighteenth of October of two thousand and twelve, before me, IVAN TORREALBA ACEVEDO, Chilean, married, attorney in law and Notary Public Holder of the Thirty third Notary’s Office of Santiago, with National ID Card number three million, four hundred and seventeen thousand, nine hundred and ninety dash five, domiciled at Huérfanos number nine hundred and seventy nine, office number five hundred and one, City Council of Santiago, do hereby appear: (One) “NUEVA PUDAHUEL S.A.”, with Tax Identification Number ninety nine million, five hundred and eighty nine thousand and three hundred and eighty dash zero, hereinafter equally referred to as “Pudahuel” or “Committed Seller”, or “Lessor”, or “Bailer”, represented by, as evidenced, Mr. Antonio Espinoza Pizarro, Chilean, married, Sales Engineer, with ID Card number four million, two hundred and sixty eight thousand and five hundred and twenty two dash four, and by Jaime Herrera Ramírez, Chilean, married, Lawyer, with ID Card number five million, four hundred and ninety one thousand and nine hundred and sixty four dash six, all domiciled in this city, Avenida Apoquindo, number three thousand and thirty nine, sixteenth floor , City Council of Las Condes, party of the first part, and as party of the second part; (Two) “PROCESAMIENTO DE RELAVES PUDAHUEL LIMITADA”, with Tax Identification Number seventy six million, two hundred and forty thousand and twenty seven dash eight, hereinafter equally referred to as “Committed Purchaser”, or “Lessee”, or “Bailee”, represented by, as evidenced, Mr. Juan Gonzalo Troncoso, American, accountant, with ID Card for foreigners number twenty four million, sixty four thousand and forty eight dash one, and by Daniel Galleguillos Rojas, Chilean, married, Sales Engineer, with ID Card number six million, four hundred and eighty thousand and eight hundred and fifty seven dash five, all domiciled in this city, calle Doña Isabel, number one thousand, one hundred and one, Lomas de Lo Aguirre, City Council of Pudahuel; the appearing parties are of age, who have proved their identities with the above mentioned ID cards and state that they have agreed upon the following Master Contract:

ONE: PRELIMINARY CONSIDERATIONS:

1.1 Pudahuel, is the owner of approximately two million, four hundred thousand tailing tons arising from the mines of underground exploitation of the Ex Mina de Cobre called “La Africana”, located in Urban Area, City Council of Pudahuel, near the tenth kilometer of the sixty eight Route, and to twelve kilometers to the East of the Former Mine Lo Aguirre (“Lo Aguirre”), owned by the same company, hereinafter, and collectively referred to “Environmental Liabilities”.

1.2 Pudahuel is developing a Closure and Abandonment Plan of the Mine La Africana, which shall allow, along with the tailing withdrawals indicated in number 1.1 above, the release and recovery of the land which is currently under Environmental Liabilities.

1.3 The Closure and Abandonment was authorized by Order one thousand and four hundred and forty three, dated the tenth of October of the year two thousand and two, issued by the National Geological and Mining Agency, according to Resolution number two thousand and three hundred and sixty two, in relation with the Closure of the Mine La Africana, City Council of Pudahuel, Urban Region, appended to this contract as Annex One, document signed and accepted by the parties, instrumented in this act and before the same authorizing Notary Public, under the number one hundred and eighty nine.

1.4 Subsequently, by Decree of Exemption number three hundred and sixty nine/two thousand and ten dated on twenty five of May of the year two thousand and ten, the Environmental Regional Commission of the Urban Region of Santiago, environmentally described the project “Environmental Remediation, Deposit of Tailings La Africana, Congo Project”. Said document establishes the environmental conditions and commitments for the execution of the Congo Project and that, as Annex Two, is attached hereto, document that signed and accepted by the parties is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine.

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1.5 Pudahuel developed the Conceptual Study for the Works of the Closure and Abandonment Plan of the Former Mine La Africana, known as “Congo Project”, hereinafter referred to as “Project”. For said purposes, Pudahuel prepared in August of the year two thousand and ten the Conceptual Study of the Congo Project, as well as the Technical Economic Evaluation of the Project, document attached as Annex Three, and that signed and accepted by the parties is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine. The Congo Project basically comprehends three stages, which are indicated below: a) Transport of the tailings from the Former Mine La Africana to the Former Mine Lo Aguirre, located next to the north Side of the Route sixty eight and twelve kilometers from the West of the Former Mine La Africana. The transport of tailings, which shall be done in a slurry way, considers the construction of a seven-to-nine-inches pipe of diameter and twelve thousand meter of extension for the transport of said tailing; b) the construction of a Beneficial Plant, hereinafter referred to as the “Plant”, which shall process all tailings through a method of agitation leach, solvent extraction and a final stage of crystallization of Pentahydrated Copper Sulfate. The Project considers the design of a Plant for a nominal capacity of three thousand and five hundred and twenty five tons of plate glass per year; and c) Washing, neutralization and final disposition of the tailings of the Former Mine La Africana in the main face of the Former Mine Lo Aguirre.

1.6 The parties state that it is a condition decisive for the execution of this Contract and its annex contracts, which the Committed Purchaser carries out the transport of the tailings from the Former Mine La Africana to the Former Mine Lo Aguirre and executes the Congo Project pursuant to environmental ruling applicable to the closure and Abandonment Plan of the Former Mine La Africana.

1.7 Pudahuel, is the owner of the following assets, hereinafter referred to as “Assets of the Africana”, attached as Annex Four, and that signed and accepted by the parties is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine:

A) Real Property: i) Superficial land which corresponds to Portion A of the property corresponding to property registration number two thousand and nine hundred and eight – two, of a surface of eighty one point two hundred and eight hectares, hereinafter referred to as “Real property”, whose boundaries, according to tittles, are: To the North, with part B of the vision plan of the property corresponding to the property registration number two thousand and nine hundred and eight – two, to the South with Hacienda Lo Espejo, El bajo y Fundo La Farfana; to the East, with the Mapocho River and La Laguna Pudahuel, being today Estero de Lampa; and to the West, with part B of the division plan of the property corresponding to the property registration number two thousand and nine hundred and eight – two. The Title of ownership is registered in pages forty five thousand, five hundred and thirty two, number forty four thousand and five hundred and thirty one of the Real State Registrar of Santiago of the year two thousand and five, free from mortgages, liens and prohibitions; and ii) Buildings and facilities located in the land identified in the foregoing number i).

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B) Tailings: Approximately, two million and forty hundred thousand tons of tailings, hereinafter referred to as “Tailings”, arising from the he mines of underground exploitation of the Former Copper Mine called “La Africana”, with low copper content and other metallic species, located in the Real Property, and which are covered by the mining ownership referred to in letter C) below. C) Mining Ownership: The Mining exploitation Concession called “Camp one to thirty nine”, hereinafter referred to as “Mining Ownership”, which is registered in pages three hundred, number seventy three of the Mining Ownership Record of Santiago, corresponding to the year two thousand and nine, free from mortgages, liens and prohibitions D) Water Rights: Ground Water Resource Management Rights, hereinafter referred to as “Water Resource Management Right”, of four point eight liters per second, registered in pages one hundred and forty one, number two hundred and sixteen of the Water Ownership Record corresponding to the year two thousand and five of the Real State Registrar of Santiago, free from mortgages, liens and prohibitions.

1.8 Furthermore, Pudahuel is the owner of the following assets, hereinafter referred to as “Lo Aguirre Assets”: A) Minor assets necessary for the development of the Congo Project, described in inventory, which signed by the parties, is attached as Annex Five, and is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine. B) Assets and operational rights: System of dam solutions, electric connection and industrial water which are all described in inventory, which is signed by the parties, is attached as Annex Six, and is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine. C) The implements and equipments of the Chemical and Metallurgical Laboratory, described in inventory, which is signed by the parties, is attached as Annex Seven, and is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine. D) The easements registered in pages twenty two thousand and one hundred and seventy nine, number twenty eight thousand and two hundred and eighty two; pages twenty two thousand and one hundred and seventy nine, number twenty eight thousand and two hundred and eighty three, pages twenty two thousand and one hundred and seventy, number twenty eight thousand and two hundred and eighty four and pages twenty two thousand and one hundred and seventy one, number twenty eight thousand and two hundred and eighty five, all in the Registry of Mortgages and Liens of the Real State Registry of the year two thousand and six, of which it is the owner and that create a lien on the land called Hijuela I and II del resto del Fundo Lo Aguirre. E) Main Pit, cavity generated by the mining operation under the open-cut method in the Former Mine Lo Aguirre of a surface of approximately sixty three hectares, located in Hijuela Primera del Resto del Fundo de Lo Aguirre. In consideration of the above mentioned in the foregoing numerals in clause one above, and of the corresponding statements and agreements indicated in this document, and subject to the terms and conditions expressed below, the parties agree as follow:

TWO: PROMISE OF SALE OF ASSETS OF LA AFRICANA Pudahuel, through its representatives indicated in the appearance clause, does hereby promises to sell, assign and transfer to the Committed Purchaser, whose representatives also above indicated promise to purchase, accept and acquire the Assets of the Africana described in A), B), C) and D) of the number 1.7 of the First clause above.

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2.1 Price of the Promised Sale and Distribution of the Price The Price of the promised sale of the Assets of the Africana described in A), B), C) and D) of number 1.7 of the First Clause above, shall be the single and total amount of seven hundred and ninety six thousand and eight hundred and twenty eight American Dollars, according to the value of the American dollar established by the Central bank of Chile and published in the Official Journal of the previous day to the date of actual payment, which shall be paid in the following way: i) An initial installment of three hundred and seventy thousand American dollars, which shall be paid within an uninterrupted period of thirty days as from the date of execution of this contract; and ii) The balance of four hundred and thirty six thousand and eight hundred and twenty eight American dollars, which shall be paid within the period of ten uninterrupted days as from the date of execution of this promised sale contract. It is expressly stated that the sale price is distributed pursuant to the following: a) The real property with the sum of five hundred and forty six thousand and eight hundred and twenty American Dollars; b) Tailings with the sum of two hundred thousand American Dollars; c) Mining Ownership with the sum of three hundred thousand American Dollars; and d) Water Resource Management Right with the sum of twenty thousand American Dollars. It is expressly stated that any reference made herein to the Dollar shall be construed as to be made according to the dollar value established by the Central Bank of Chile and published in the Official Journal of the previous day to the date of real payment. Considering that the subject matter of this Contract consists in complying with the Plan to Close the mines of La Africana and Lo Aguirre, the agreed price for the sale of the Assets of La Africana, shall be exclusively devoted to the financing of the environmental obligations of Pudahuel until their definite termination, and shall be managed pursuant to the Power of Attorney granted by public deed in the Notary’s Office of Santiago, of Mr. Eduardo Avello Concha dated on the fifteenth of June of the year two thousand and five.

2.2 Physical delivery of the assets of la Africana The physical delivery of the Assets of La Africana shall be carried out at the execution of the sale promise contract.

2.3 Sale method. The Assets of La Africana are promised to be sold as kind or as specified goods, in their current condition, with everything which is built, planted and affixed on them with all its uses, rights, uses and active and passive easements, free from mortgages, liens and prohibitions or attachments, precautionary measures, consequent conditions, third party’s preferential rights or debts, notwithstanding their nature, except for the easement constituted on the Real Property registered in pages nine thousand and one hundred and fifty eight, number, twenty two thousand, three hundred and thirty in the Registry of Mortgages and Liens of the Real State Registry of the year two thousand and nine, being Pudahuel committed to the maintenance pursuant to law.

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2.4 Condition for the execution of the Definite Sale Contract. The execution of the definite sale contract shall be subject to the compliance with the essential condition that the Committed Purchaser shall build on the land identified in the Plan that signed and accepted by the parties is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine, as Annex Eight is attached hereto, the Beneficial Plant which shall reprocess tailings through a method of leaching, solvent extraction and a final stage of crystallization of Pentahydrated Copper Sulfate, referred to in b) of numeral 1.5 of the First clause above. The Plant shall be built and operated by the Committed Purchaser within the term expiring on the thirtieth of November of the year two thousand and fourteen. In case the Committed Purchaser fails to build or finish the Plant within the term expiring on the thirtieth of November of the year two thousand and fourteen, all payments which have been received as a consequence of this contract, and especially, the initial installment referred to in i) of the numeral 2.1 above shall be the exclusive benefit of Pudahuel, allocating the total of all these amounts to the fine for non compliance established in clause eight of this document. In case also that the Committed Purchaser fails to build or finish the above mentioned Beneficial Plant within the term expiring on the thirtieth of November of the year two thousand and fourteen, the Committed Purchaser shall reimburse the Assets of la Africana to Pudahuel within a period of five uninterrupted days as from the thirtieth of November of the year two thousand and fourteen or within the same term of five uninterrupted days as from the date in which it is certain that the Beneficial Plant will not finish its construction on the thirtieth of November of the year two thousand and fourteen. The parties expressly state that in case of force majeure or an act of God or any other cause not attributable to the Committed Purchaser, especially in relation with the sector-wide licenses granting, the above mentioned term may be modified by the mutual consent of the parties.

2.5 Execution of the Definite Sale Contract. The promised sale contract of the Assets of La Africana shall be entered into, once the condition set forth in numeral 2.4 above is complied with, by and between the Committed Seller and the Committed Purchaser, by public deed which shall be executed before the Notary Public from Santiago Mr. Iván Torrealba Acevedo, or the person who subrogates or replaces the latter in the Notary’s Office of Santiago, located in Huérfanos number nine hundred and seventy nine, office number five hundred and one, City Council of Santiago, and in said sale, the usual provisions of this kind of contracts shall be established, being the parties committed to obtain the authorizations and documents which are necessary for the valid execution of the promised contract, when admissible. The promised sale contract shall be executed, as a maximum, on the thirty first of December of the year two thousand and fourteen.

2.6 Prohibition to Transfer, Create a lien and Execute any contract regarding the Assets of La Africana. The Committed Seller does hereby commits itself not to create a lien, transfer or execute any contract regarding the Assets of La Africana described in A), B), C) and D) of number 1.7 of the First clause above, without the previous written authorization of the Committed Purchaser. Said prohibitions shall be kept in force up to the day of the execution of the definite sale. In case the definite sale fails to be executed for any reason whatsoever on the thirty first of December of the year two thousand and fourteen, said prohibition shall be cancelled regarding the Assets of La Africana, in the Real State Registry of Santiago and the Mining Registry of Santiago. For said purposes, the Committed Purchaser shall execute the public deed on the corresponding cancellation.

2.7 Execution of the Sale Promise Contract. For all legal effects and notwithstanding this document, the parties jointly grant together with the execution of this Contract, through a separate public deed, the sale promise contract referred to in clause two, expressly stating that it shall be governed by the terms and conditions of said document, and in a supplementary manner by the agreements included in this Master Contract.

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THREE: LEASE CONTRACT OF MAIN PIT “LO AGUIRRE.” Furthermore, Pudahuel, duly represented in the manner described in the appearance clause, does hereby lease to the Lessee, for whom the representatives described in the appearance clause accept, the Main Pit of the Former Mine Lo Aguirre, described in letter E) of the numeral 1.8 of the First clause of this document. Lessee accepts the leased good and states that it shall be only and exclusively devoted to the deposit of barrens with no commercial value arising from the reprocessing of the tailings described in letter B) of the numeral 1.7 of the First clause, all of which is performed pursuant to the Resolution of Environmental Qualification (“REQ”), duly approved by the competent authority and that the parties state to know and accept.

3.1 Lease Fee. The Lease price or canon, for the entire period of enforcement of the lease contract, shall be the only and total amount of six million, two hundred and three thousand, one hundred and seventy two American Dollars, which shall be paid as from the first of July of the year two thousand and thirteen, in eighty equal, monthly and successive installments of seventy seven thousand and five hundred and thirty nine point seventy five American Dollars, according to the dollar valued established by the Central Bank of Chile and published by the Official Journal on the previous day to the date of real payment Pudahuel, may, in any case, choose to substitute the payment of the last twelve installments, through the accord and satisfaction by the “Lessee”, of the lots known as Exclusion Area and Third Area, of approximately six point two and fifty four point zero hectares, respectively, which are included in the Plan attached hereto as Annex Nine, document that signed and accepted by the parties is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine.

3.2 Physical Delivery. The physical delivery of the Main Pit of Lo Aguirre shall be carried out at the execution of the lease contract.

3.3 Term of the Lease Contract. The lease contract shall be valid for a period of eight years and shall be enforceable as from the date of its execution.

3.4 Execution of the Lease Contract. For all legal effects and notwithstanding this document, the parties jointly grant together with the execution of this Contract, through a separate public deed, the lease contract referred to in clause three, expressly stating that it shall be governed by the terms and conditions of said document, and in a supplementary manner by the agreements included in this Master Contract.

3.5 Assignment of the Lease Contract. The parties expressly agree that any of them may assign in whole or in part the lease contract, without the express and written consent of the other party. This condition shall be essential for the execution of said lease contract.

FOUR: ASSETS GRATUITOUS LOAN OF LO AGUIRRE. Pudahuel does hereby, through its representatives mentioned in the appearance clause, assigns as a concession to the “Bailee”, who accepts through its representatives also mentioned in the appearance clause, during the entire enforcement and execution of the Congo Project, the right to use and enjoy for free the Assets of Lo Aguirre described in A), B), C) and D) of number 1.8 of the First clause above in this document. It is stated that the concession on the Assets of Lo Aguirre includes the right to use and enjoy free water rights, minor assets, premises, offices, storehouses, buildings, equipments and chemical and metallurgical laboratory installations and other operational assets described in A), B), C) and D) of number 1.8 of the First clause above in this document.

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4.1 Physical Delivery. The physical delivery of the Assets of Lo Aguirre shall be carried out at the execution of the gratuitous loan contract.

4.2 Execution of the Concession Contract. For all legal effects and notwithstanding this document, the parties jointly grant the execution of this Contract, through a separate private deed, the gratuitous lease contract referred to in the Forth clause, expressly stating that it shall be governed by the terms and conditions of said document, and in a supplementary manner by the agreements included in this Master Contract.

FIVE: ESSENTIAL CONDITIONS OF THE CONGO PROJECT. A) Pudahuel shall obtain all sector-wide licenses, which are necessary and sufficient for the performance of the Congo Project, which shall be developed, in its technical part, and executed by the “Committed Purchaser”.

B) Pudahuel authorizes and expressly empowers the “Committed Purchaser”, to perform all those tasks and/or activities necessary for the well development of the Congo Project and which are Pudahuel’s responsibility. Everything said shall be carried out through the corresponding power of attorney which shall be granted by Pudahuel to the “Committed Purchaser” for said purposes.

C) The administration and execution of the Congo Project, in its entirety, shall be performed under the definitions included in the Congo Project, in Annex Three and pursuant to REQ.

D) To ensure the faithful performance of the environmental obligations set forth in REQ, the “Committed Purchaser” shall keep Pudahuel duly informed about the activities developed in relation with the Congo Project, through written periodic reports every thirty days, indicating the level of progress of the Project, both technical and financial and to immediately report any significant fact which may affect the usual development of the Project. Pudahuel shall be empowered to request all the supplemental information considered convenient which is directly related to the Project.

E) The “Committed Purchaser” shall carry out, at its exclusive cost, the subdivision of the real property, into four Areas or Lots, according to the above mentioned plan, and which is attached as Annex Nine and which for said purposes are called as First Area of twenty one hectares which include the installation areas of the former process plant of three hectares; Second Area of three hectares; Third Area of fifty four point zero hectares; and exclusion Area of six point two hectares.

F) Pudahuel expressly authorizes the “Committed Purchaser” to use and enjoy the easements registered in pages twenty two thousand and one hundred and sixty nine, number twenty eight thousand and two hundred and eighty two; pages twenty two thousand and one hundred and sixty nine, number eighteen thousand and two hundred and eighty three; pages twenty two thousand and one hundred and seventy, number twenty eight thousand and two hundred and eighty four and pages twenty two thousand and one hundred and seventy one and number twenty eight thousand and two hundred and eighty five; in the all in the Registry of Mortgages and Liens of the Real State Registry of the year two thousand and six, of which it is the owner and that create a lien on the land called Hijuela I and II del resto del Fundo Lo Aguirre and whose purpose is to permit, not only the officer but also the contractor of the “Committed Purchaser”, of its affiliates or associated companies, or the ones subrogating its rights and obligations, the pedestrian and/or vehicle access and/or exit to and from the Route sixty eight, for which purpose all vehicles and authorized personnel shall have identifications.

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G) In case that for any cause or reason, the Water Resource Management Right which shall be sold by Pudahuel to the “Committed Purchaser”, and which are necessary for the development of the Congo Project according to REQ, cannot be used, or the liters per second which are required to carry out said project are not sufficient pursuant to said resolution, Pudahuel shall be responsible for the water supply needed by said Project, through water wells located in Fundo Lo Aguirre.

SIX: REPURCHASE OF PART OF AREA ONE. The “Committed Purchaser”, duly represented in the manner indicated in the appearance clause, does hereby promise to reveal and grant to Pudahuel a preferential power to repurchase a part of the real property called Area 1, already defined in letter E) of clause five above, under the provisions and manners established in the clauses below and especially under the following conditions: The parties agree that due to the fact that the variable of the copper price significantly determines the profitability of the Congo Project, a polynomial was established in which the option valorization corresponds to the multiplication of the unit price per square meter of a Unidad de Fomento, by the total surface of the land which shall be subject to repurchase. The surface determination which is subject to the repurchase shall be variable and shall depend on the average price of the copper exchange rate in the London Market Exchange (LME), pursuant to the period in which the option is exercised.

b) the net surface which shall be subject to repurchase shall correspond to a part called First Area, that is to say, to the surface indicated in the table under the column “Net Land”, table attached as Annex Ten, which signed and accepted by the parties is instrumented in this act and before the same authorizing Notary Public, under registration number one hundred and eighty nine. Said table shall be applied pursuant to the average copper price in the period of time of performance of the Congo project, for example, if the average price for the significant period is of five point two dollars/lb, the part of the First Area consisting in twenty one hectares, subject to the repurchase shall be of thirteen point two hectares and the repurchase price shall be the one resulting from multiplying one hundred and two thousand square meters by the unit price of the square meter of a Unidad de Fomento.

c) The difference between eighteen point one hectares and the one which actually arises from the application of the previous table (four point nine hectares), shall be owned by Pudahuel, as a sale, establishing the value per square meter to zero point zero fourteen Unidades de Fomento, which shall be paid in cash in its equivalent in national currency. The foregoing is does not prevent Pudahuel from exercising the repurchase option established in this clause Six. It is stated that the repurchase option shall not be extended in any case to the three hectares of Area One, which correspond to the Facilities of the “Committed Purchaser”, pursuant to the plan included in Annex Nine of this contract.

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SEVEN: EXERCISE OF THE REPURCHASE POWER OF A PART OF AREA ONE. The repurchase option referred to in the previous clause and granted by “Committed Purchaser” to Pudahuel, shall be exercised within a period of four years as from the execution of the definite sale contract. For said purpose, Pudahuel shall inform its decision of exercising or not the option at least ninety uninterrupted days in advance to the expiration of the four-year term. For the determination of the net surface, subject of the repurchase, the average price in the last four calendar years previous to the exercise of the option shall be considered. The payment of the repurchase price shall be verified within a maximum period of sixty days as from the date of the exercise of the repurchase option. Pudahuel, shall establish a land mortgage subject matter of the option in favor of “Committed Purchaser” until the termination of the Congo Project. The repurchase agreement shall be executed by expressly establishing that Pudahuel shall be empowered to make its decision of executing or not the corresponding repurchase within the indicated period of time, and, if so, shall be empowered to demand the compliance of the option and the execution of the definite sale. If nothing is mentioned or communicated within said period of time, it shall be construed as if Pudahuel has rejected the corresponding sale contract, rendering the granted option void. The repurchase shall be executed by public deed which shall be granted in the city of Santiago, and before the Notary Public Mr. Ivan Torrealba Acevedo, or before the one subrogating or replacing him in the Notary’s Office number Thirty Three of Santiago, previous to the Pudahuel requirement, in which its decision of exercising the repurchase option pursuant to the previously established rules shall be expressed. The “Committed Purchaser” shall carry out the physical delivery of the real property, subject matter of the option, at the moment of the execution of the definite sale contract, once the real payment of this option is received. During the enforcement of the repurchase option of this deed, the “Committed Purchaser” shall not create a lien, transfer, execute any other act or contract, in any way, on the real property, subject matter of the repurchase option. The abovementioned shall be construed notwithstanding the act which the “Committed Purchaser” shall execute to perform the subdivision of the real property aimed at complying with the previous paragraphs.

EIGHT: FINES FOR NON COMPLIANCE OF OBLIGATIONS. The parties establish that in case any of them fails to comply with any obligation indicated in this Contract, as well as, fails to comply with the conditions which are decisive and essential for the Congo Project indicated in numeral 1.6 of the First clause and in clause five, both of this document, establish as a fine or compensation for damages previously assessed, the amount of fifty thousand Unidades de Fomento, to be paid by the non performing party, in favor or to the benefit of the performing party.

NINE: ENVIRONMENTAL OBLIGATIONS AND CONTINGENCIES. Any environmental obligation and/or contingency which are not included in REQ shall be assumed by Pudahuel. Furthermore, Pudahuel shall be the only responsible before the competent authorities for the obligations indicated in the Closure Plan of the Former Mine La Africana.

TEN: BOND AND JOINT AND SEVERAL CODEBT. In order to guarantee the complete and appropriate compliance of all the obligations undertaken by the “Committed Purchaser” in this contract and, specially, the construction of the Plant referred to in numeral 2.4 of clause two of this document, the company “Lustros Chile SpA.” with Tax Identification Number seventy six million, and two hundred and nineteen thousand dash five who appears being duly represented by Mr. Juan Gonzalo Troncoso, already identified, commits itself by this act to be constituted as guarantor and joint and several codebtor of the “Committed Purchaser”. For said purpose, the execution of this contract is granted along with the corresponding bond and joint and several codebt public deed.

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ELEVEN: ARBITRATION. Any difficulty or controversy produced among the parties to the contract regarding the application, interpretation, duration, enforcement or execution of this contract or any other reason shall be subjected to Mediation, pursuant to the Rules of Mediation Proceedings in force of the Arbitration and Mediation Center of Santiago. In case Mediation is not successful, the conflict or controversy shall be solved through Arbitration pursuant to the Rules of Arbitration Proceedings of the same center in force at that time. The parties grant a special irrevocable power of attorney to the Chamber of Commerce of Santiago A.G., so that, at the request of any of them, it designates an arbitrator among the members of the arbitration body of the Arbitration and Mediation Center of Santiago. No resource shall be available against the arbitrator’s resolutions, thus, we expressly waive them all. The arbitrator is especially empowered to solve any issue related with his competence and/or jurisdiction.

TWELVE: PUDAHUEL PROXIES. In case Pudahuel fails to timely appear to extend, grant and execute the definite sale deed referred to in clause two of this document, within the term indicated in the same clause, a special and irrevocable power of attorney is hereby granted to Mrs. María Daniela Del Solar Nielsen, with ID Card number ten million, six hundred and fifty two thousand and seven hundred and sixty four dash four and to Mr. Oscar Guillermo Latorre Jara with ID Card number six million, eight hundred and twenty eight thousand and nine hundred and forty three dash two, so that acting together and on its behalf, they extend, grant and execute the corresponding definite sale public deed containing the contract promised in clause two of this document, being these proxies empowered to agree all and each one of the clauses that said contract must include, pursuant to the provisions of this document, to validly execute any kind of communication, and receive court or out of court notices in relation to all agreements herein included, to collect and receive the price agreed upon by this deed, and to grant the corresponding cancellations and acknowledgement of receipts.

THIRTEEN: COMPANY “PROCESAMIENTO DE RELAVES PUDAHUEL LIMITADA” PROXY. In case “Procesamiento de Relaves Pudahuel Limitada” fails to timely appear to extend, grant and execute the deeds through which the Promise Sale Contract of the assets of La Africana referred to in clause two shall be terminated and/or cancelled, as well as the cancellation of the prohibition to transfer, create a lien and others established in numeral 2.7 of Clause two and/or the deed on the cancellation and termination of the Main PIT Lo Aguirre lease, within the terms indicated in each case, a special and irrevocable power of attorney is hereby granted to Mr. Juan Guillermo Flores Sandoval, with ID Card number seven million, fourteen thousand and four hundred and ninety nine dash nine and to Mr. Oscar Guillermo Latorre Jara with ID Card number six million, eight hundred and twenty eight thousand and nine hundred and forty three dash two, so that acting together and on its behalf, they extend, grant and execute the corresponding public deeds containing the termination and cancellation referred to in this document, being these proxies empowered to agree all and each one of the clauses that said contracts must include, pursuant to the provisions of this document, to validly execute any kind of communication, and receive court or out of court notices in relation with all agreements herein included, to collect and receive the price agreed upon by this deed, and to grant the corresponding cancellations and acknowledgement of receipts.

FOURTEEN: LAW, COURT AND DOMICILE. This Contract shall be governed by the Chilean laws. The parties establish the special domicile in the city council and city of Santiago, and shall be subjected to the arbitration jurisdiction established in the abovementioned clause Eleven.

Fifteen: EXPENSES. The expenses, notarized rights, taxes and other expenses deriving from the granting of this master contract shall be borne by both parties in equal proportions. Expenses derived from the registration of the corresponding real state registries shall be solely and exclusively borne by the “Committed Purchaser”.

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SIXTEEN: REGISTRATIONS The holder of an authorized copy of this deed is empowered to request the corresponding Real State Registry, the corresponding entries, registrations, executions and rectification.

SEVENTEEN: IMPOSSIBILITY OF INFRASTRUCTURE USE IN THE FORMER MINE LO AGUIRRE In case the land, building and facilities where the facilities for the construction of the tailings process Plant are located, in the Former Mine Lo Aguirre, were not available for said purposes, Pudahuel shall provide at its expense the land necessary for the relocation of the Plant. The greatest investment cost shall be compensated with the land of the Part A of the property corresponding to the property registration number two thousand and nine hundred and eight – two, pursuant to the amount to be defined by mutual agreement between the parties and prior to the execution of the Congo Project. Pudahuel shall be responsible for the process of the authorizations for the use of the land and facilities of the Former Mine Lo Aguirre.

EIGHTEEN: POWER OF ATTORNEY Pudahuel and the “Committed Purchaser” hereby grant a special power of attorney to the attorneys Mrs. María Daniela Del Solar Nielsen, with ID Card number ten million, six hundred and fifty two thousand and seven hundred and sixty four dash four and Mr. Juan Guillermo Flores Sandoval, with ID Card number seven million, fourteen thousand and four hundred and ninety nine dash nine, so that acting separately and indistinctly, on their behalf, they execute the public deed and any other minute pursuant to the Ruling of the Real State Registry in order to clarify, rectify or amend a mistake, in refusals, rectifications, legal or administrative quotations or others, which obstructs the registration of the sale and/or domain referred to in clause two of this document. Legal Status. The legal status of Mr. Espinoza Pizarro and Mr. Jaime Herrera Ramírez to act on behalf of Nueva Pudahuel S.A is stated in a public deed dated on the eighth of January of the year two thousand and twelve granted before the Notary Public of Santiago, Mr. J. Ricardo San Martin U., which is not attached since it is known to the parties and the authorizing Notary Public. The legal status of Mr. Gonzalo Troncoso and Mr. Daniel Florencio Galleguillos Rojas to represent Procesamiento de Relaves Pudahuel Limitada is stated in a public deed dated on the twenty eighth of September of the year two thousand and twelve granted before the Notary’s Office of Santiago, Mrs. María Soledad Santos Muñoz, which is not attached since it is known to the parties and the authorizing Notary Public. The legal status of Mr. Juan Gonzalo Troncoso to act on behalf of “Lustros Chile SpA” is stated in a public deed dated on the seventeenth of July of the year two thousand and twelve granted before the Notary Public of Santiago, Mr. Patricio Raby Benavente, which is not attached since it is known to the parties and the authorizing Notary Public IN WITNESS WHEREOF, once previously read, it is signed. A copy was given and registered in the REGISTER BOOK under the already indicated number. I attest.

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/s/Antonio Espinoza Pizarro

By “NUEVA PUDAHUEL S.A.”

/s/Jaime Herrera Ramírez

By NUEVA PUDAHUEL S.A.

/s/Juan Gonzalo Troncoso

By PROCESAMIENTO DE RELAVES PUDAHUEL LIMITADA

/s/Daniel Florencio Galleguillos Rojas

By PROCESAMIENTO DE RELAVES PUDAHUEL LIMITADA

/s/Juan Gonzalo Troncoso

By LUSTROS CHILE SpA

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